Exhibit 99.1

The ONE Group Reports Fourth Quarter and Full Year 2025 Financial Results

Strategic Portfolio Optimization Creating Long-Term Value

Cost Management Drives Restaurant Margin Improvement in Fourth Quarter

Full Year 2026 Financial Targets Introduced

Denver, CO – (BUSINESS WIRE) – March 13, 2026 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the fourth quarter and full year ended December 28, 2025.

Effective January 1, 2025, the Company adopted a new fiscal calendar structure using four 13-week quarters, with a 53rd week added when necessary. The 2025 fiscal year ran from January 1, 2025, to December 28, 2025.

This fiscal calendar change created timing differences that impacted quarterly comparisons: the fourth quarter of 2025 had 91 days versus 92 days in the fourth quarter of 2024. Additionally, the New Year’s Eve holiday shifted from fiscal 2025 to fiscal 2026. The exclusion of New Year’s Eve in the current year impacted total GAAP revenues by approximately 2.5%, representing 37% of the total GAAP revenue decline for the quarter.

Highlights for the fourth quarter 2025 compared to the same quarter in 2024 are as follows:

●	Total GAAP revenues decreased 6.7% to $207 million from $222 million;
●	Consolidated comparable sales* decreased 1.8%;
●	GAAP net loss attributable to The ONE Group Hospitality, Inc. increased to $6 million from a net income of $2 million primarily related to a non-cash loss on impairment of $7 million related to the Grill optimization strategy;
●	Restaurant Operating Profit** increased by 10 basis points to 19.5% of owned restaurant net revenue, excluding Grill Concepts restaurants closed or to be closed, from 19.4%; and,
●	Adjusted EBITDA*** attributable to The ONE Group Hospitality, Inc. decreased to $28 million from $31 million, with approximately $3 million of the decrease attributable to the New Year’s Eve holiday shift from fiscal 2025 to fiscal 2026.

Highlights for the full year 2025 compared to the full year 2024 are as follows:

●	Total GAAP revenues increased 19.7% to $806 million from $673 million;
●	Consolidated comparable sales* decreased 3.7%;
●	GAAP net loss attributable to The ONE Group Hospitality, Inc. increased to $92 million from a net loss of $17 million due primarily to an increase in the income tax expenses of $69 million, primarily related to the establishment of a non-cash tax valuation allowance, and non-cash lease termination and exits costs of $7 million coupled with a non-cash impairment of $11 million related to the Grill optimization strategy;
●	Adjusted Operating Income**** increased 15.2% to $38 million from $33 million; and,
●	Adjusted EBITDA*** attributable to The ONE Group Hospitality, Inc. increased 16.3% to $89 million, excluding approximately $4 million attributable to two days in fiscal year 2025 versus fiscal year 2024, from $76 million.

“Guests continue to choose our differentiated Vibe Dining concepts when they want memorable experiences. In the fourth quarter, consolidated comparable sales improved by four percentage points sequentially from the third quarter, with every brand contributing. So far in the first quarter, we are delivering positive consolidated comparable sales. These results confirm that our strategy is working, even in a challenging consumer environment,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

“Our disciplined cost management initiatives continue to drive results. In the fourth quarter, we expanded our restaurant operating margins, even while facing sales deleveraging. Looking ahead, our operational foundation remains strong, supported by beef supply and pricing secured through September 2026 and significant cost synergies from the Benihana acquisition that we believe we have yet to fully capture,” Hilario continued.

“In 2025, we took decisive action to optimize our portfolio and position the company for sustained long-term growth. We closed six underperforming Grill locations and identified up to five additional units for conversion to our higher-performing Benihana or STK formats through 2026. Our first RA Sushi to STK conversion in Scottsdale, Arizona has exceeded expectations, operating at a run rate of approximately $7 million in annualized sales on an approximate $1 million capital investment. This validates the strength of this repositioning strategy. Additionally, we advanced our asset-light growth strategy by securing development rights for ten Benihana and Benihana Express locations in the San Francisco Bay Area, representing the largest franchise agreement in our Company's history. We have also secured a commitment for an additional franchised Benihana location and a licensed Benihana Express location in the Florida Keys,” Hilario concluded.

Strategic Portfolio Optimization

Grill Concepts Rationalization:

●	Closed six underperforming Grill locations in 2025 and one in 2026;
●	Identified up to five additional Grill units for conversion to Benihana or STK formats through 2026;
●	Conversion economics: approximately $1.0 to $1.5 million per conversion with a one-year payback; and
●	Expected outcome: 100% profitable Grill portfolio with enhanced margins.

Capital Efficiency Focus:

●	Prioritizing asset-light and conversion-driven growth;
●	Targeting new company-owned openings averaging $1.5 million or less in build-out costs;
●	Significant reduction in discretionary capital expenditures to strengthen balance sheet; and
●	Advancing existing pipeline of approximately 12 signed leases with limited new signings.

2025 Restaurant Development

Restaurant	Location	Opening Date
Owned Benihana	San Mateo, California	March 2025
Owned STK	Topanga, California	April 2025
Owned STK (relocation)	Los Angeles, California	May 2025
Franchised Benihana Express	Miami, Florida	June 2025
Owned STK (RA Sushi conversion)	Scottsdale, Arizona	October 2025
Sports Arena Benihana	UBS Arena in Elmont, New York	December 2025
Owned STK	Oak Brook, Illinois	December 2025

2026 Restaurant Development and Pipeline

Quarter-to-date Activity:

●	January 2026: Opened Company-owned Kona Grill in San Antonio, Texas (relocation)
●	February 2026: Converted franchised Benihana to owned in Monterey, California

Currently Under Construction (4 locations):

●	Owned STK in Phoenix, Arizona
●	Owned STK in New York, New York (relocation of an existing STK restaurant)
●	Owned Benihana in San Jose, California
●	Owned Benihana in Seattle, Washington

Asset-Light Expansion Highlights:

●	Ten-restaurant franchise development agreement for Benihana/Benihana Express in Greater San Francisco Bay Area, California
●	Accelerates West Coast expansion while maintaining capital discipline
●	Two-restaurant commitment for a franchised Benihana and a licensed Benihana Express in the Florida Keys
●	Partnership with experienced operator ensures quality execution

Liquidity

As of December 28, 2025, the Company held $24 million in cash and short-term credit card receivables and had $27 million available under our revolving credit facility, or a total of $51 million in short term liquidity. Under the current conditions, the Company’s credit facility does not have any financial covenants.

2026 Financial Targets

The Company is introducing the following financial targets, reflecting the benefits of portfolio optimization, operational improvements, and continued Benihana integration synergies.

Financial Results and Other Select Data US$s in millions	Q1 2026 Guidance March 29, 2026	2026 Guidance December 27, 2026
Total GAAP revenues	$217 to $221	$840 to $855
Consolidated comparable sales	0% to 1%	1% to 3%
Managed, license and franchise fee revenues	$3.5 to $4.0	$14 to $15
Total owned operating expenses as a percentage of owned restaurant net revenue	82% to 83%	82% to 83%
Consolidated total G&A, excluding stock-based compensation	$13 to $14	Approx. $53
Consolidated Adjusted EBITDA(1)	$28 to $29	$100 to $110
Consolidated restaurant pre-opening expenses	$1 to $2	$5 to $6
Consolidated effective income tax rate		Approx. 10%
Consolidated total capital expenditures, net of allowances received by landlords		$38 to $42
Consolidated number of new system-wide venues		6 to 10 new venues

Note: As of January 1, 2025, we began reporting financial information on a fiscal quarter basis using four 13-week quarters with the addition of a 53rd week when necessary. Our fourth quarter of 2025 had 91 days. For 2026, our fiscal calendar began on December 29, 2025 and ends on December 27, 2026.

(1) We have not reconciled guidance for Consolidated Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Nicole Thaung, Chief Financial Officer, will host a conference call and webcast today at 8:30 AM Eastern Time.

The conference call can be accessed live over the phone by dialing 412-542-4186. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 10206228. The replay will be available until Friday, March 27, 2026.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events.”

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group is recognized as one of “America’s Greatest Companies” (Newsweek, 2025), and Benihana is honored as one of ”America’s Best Brands for Value” (Forbes, 2025). The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Benihana, an interactive dining destination with highly skilled chefs preparing food right in front of guests and served in an energetic atmosphere alongside fresh sushi and innovative cocktails. The Company franchises Benihanas in the U.S., Caribbean, Central America, and South America.
●	Samurai, an interactive dining experience located in sunny Miami, FL, provides a distinctive dining experience where skilled personal chefs masterfully perform the ancient art of teppanyaki right before your eyes.
●	Kona Grill, a polished casual, bar-centric Grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	Salt Water Social is your gateway to the seven seas, featuring an array of signature and unique fresh seafood items, complemented by the highest quality beef dishes and elegant, delicious cocktails.
●	Benihana Express, a small footprint casual concept showcasing the best of Benihana but without teppanyaki tables or bar.
●	RA Sushi, a Japanese cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Non-GAAP Definitions

We have evolved our definition of non-GAAP financial measures starting in Q4 2025. We use certain non-GAAP measures in analyzing operating performance and believe that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

We exclude items management does not consider in the evaluation of its ongoing core operating performance from Adjusted EBITDA. Starting in Q4 2025, the Adjusted EBITDA attributable to closed Grill Concepts restaurants is excluded from Adjusted EBITDA. Reconciliations of these non-GAAP measures are included under “Reconciliation of Non-GAAP Measures” in this press release.

*Comparable sales represent total U.S. food and beverage sales at owned and managed units, a non-GAAP financial measure, opened for at least a full 24-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions and new restaurant openings. Refer to the reconciliation of GAAP revenue to total food and beverage sales at owned and managed units in this press release.

** We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, stock-based compensation, transition and integration expenses, loss on impairment of non-current assets, lease termination and exit expenses, transaction and exit costs, loss on early debt extinguishment, non-cash rent and the Adjusted EBITDA attributable to the closed Grill Concepts restaurants. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net income (loss) to Adjusted EBITDA in this press release.

*** We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of operating income to Restaurant Operating Profit in this press release.

**** We define Adjusted Operating Income as operating income (loss) before transition and integration expenses, loss on impairment of non-current assets, lease termination and exit expenses and transaction and exit costs. Not all the aforementioned items defining Adjusted Operating Income occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted Operating Income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of operating income to Adjusted Operating Income in this press release.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to 2025 results, the impact of the Benihana Inc. acquisition, portfolio optimization, restaurant openings and 2026 financial targets. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to integrate the new or acquired restaurants into our operations without disruptions to operations; (2) our ability to capture anticipated synergies; (3) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (4) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (5) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (6) changes in applicable laws or regulations; (7) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors, including economic downturns; (8) the impact of actual and potential changes in immigration policies, including potential labor shortages; (9) the potential impact of the imposition of tariffs, including increases in food prices and inflation and any resulting negative impacts on the macro-economic environment; (10) risks related to our development and franchise partners; (11) risks related to geopolitical events; and (12) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	For the three periods ended December 28, 2025	For the three months ended December 31, 2024	For the year ended December 28, 2025	For the year ended December 31, 2024

	(unaudited)	(unaudited)	(unaudited)
Revenues:
Owned restaurant net revenue	$203,033	$217,799	$791,762	$658,915
Management, license, franchise and incentive fee revenue	3,981	4,081	13,960	14,429
Total revenues	207,014	221,880	805,722	673,344
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	39,857	44,323	163,579	138,794
Owned restaurant operating expenses	124,901	133,954	503,070	413,587
Total owned operating expenses	164,758	178,277	666,649	552,381
General and administrative (including stock-based compensation of $1,092 and $1,584 for the three periods and $5,440 and $6,017 for the years ended December 28, 2025 and December 31, 2024, respectively)	14,513	13,252	52,540	44,234
Depreciation and amortization	10,963	11,395	43,192	34,096
Transition and integration expenses	927	3,613	11,202	13,681
Loss on impairment of non-current assets	7,224	-	10,610	-
Lease termination and exit expenses	2,521	1,096	7,949	1,567
Pre-opening expenses	1,783	1,961	5,741	9,509
Transaction and exit costs	113	127	256	8,855
Other (income) expenses	(271)	46	(418)	124
Total costs and expenses	202,531	209,767	797,721	664,447
Operating income	4,483	12,113	8,001	8,897
Other expenses, net:
Interest expense, net of interest income	10,302	10,487	40,902	31,109
Loss on early debt extinguishment	-	-	-	4,149
Total other expenses, net:	10,302	10,487	40,902	35,258
Loss before provision (benefit) for income taxes	(5,819)	1,626	(32,901)	(26,361)
Provision (benefit) for income taxes	559	149	60,684	(8,434)
Net loss	(6,378)	1,477	(93,585)	(17,927)
Less: net loss attributable to noncontrolling interest	(6)	(140)	(1,344)	(829)
Net loss attributable to The ONE Group Hospitality, Inc.	$(6,372)	$1,617	$(92,241)	$(17,098)
Series A Preferred Stock paid-in-kind dividend and accretion	(8,955)	(7,479)	(33,218)	(19,142)
Net loss available to common stockholders	$(15,327)	$(5,862)	$(125,459)	$(36,240)

Net loss attributable to The ONE Group Hospitality, Inc. per share:
Basic loss per share	$(0.49)	$(0.19)	$(4.05)	$(1.16)
Diluted loss per share	$(0.49)	$(0.19)	$(4.05)	$(1.16)
Weighted average common shares outstanding:
Shares used in computing basic loss per share	31,110,558	30,850,443	31,015,129	31,154,765
Shares used in computing diluted loss per share	31,110,558	30,850,443	31,015,129	31,154,765

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three periods ended December 28,	For the three months ended December 31,	For the year ended December 28,	For the year ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Owned restaurant net revenue	98.1%	98.2%	98.3%	97.9%
Management, license, franchise and incentive fee revenue	1.9%	1.8%	1.7%	2.1%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales(1)	19.6%	20.4%	20.7%	21.1%
Owned restaurant operating expenses(1)	61.5%	61.5%	63.5%	62.8%
Total owned operating expenses(1)	81.1%	81.9%	84.2%	83.8%
General and administrative (including stock-based compensation of 0.5% and 0.7% for the three periods and 0.7% and 0.9% for the years ended December 28, 2025 and December 31, 2024, respectively)	7.0%	6.0%	6.5%	6.6%
Depreciation and amortization	5.3%	5.1%	5.4%	5.1%
Transition and integration expenses	0.4%	1.6%	1.4%	2.0%
Loss on impairment of non-current assets	3.5%	0.0%	1.3%	0.0%
Lease termination and exit expenses	1.2%	0.5%	1.0%	0.2%
Pre-opening expenses	0.9%	0.9%	0.7%	1.4%
Transaction and exit costs	0.1%	0.1%	0.0%	1.3%
Other (income) expenses	(0.1%)	0.0%	(0.1%)	0.0%
Total costs and expenses	97.8%	94.5%	99.0%	98.7%
Operating income	2.2%	5.5%	1.0%	1.3%
Other expenses, net:
Interest expense, net of interest income	5.0%	4.7%	5.1%	4.6%
Loss on early debt extinguishment	0.0%	0.0%	0.0%	0.6%
Total other expenses, net:	5.0%	4.7%	5.1%	5.2%
Loss before provision (benefit) for income taxes	(2.8%)	0.7%	(4.1%)	(3.9%)
Provision (benefit) for income taxes	0.3%	0.1%	7.5%	(1.3%)
Net loss	(3.1%)	0.7%	(11.6%)	(2.7%)
Less: net loss attributable to noncontrolling interest	0.0%	(0.1%)	(0.2%)	(0.1%)
Net loss attributable to The ONE Group Hospitality, Inc.	(3.1%)	0.7%	(11.4%)	(2.5%)

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	December 28,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,168	$27,576
Credit card receivable	19,480	10,477
Restricted cash and cash equivalents	499	499
Accounts receivable	15,389	12,294
Inventory	9,839	11,318
Other current assets	7,521	6,786
Due from related parties	—	376
Total current assets	56,896	69,326

Property and equipment, net	278,195	276,120
Operating lease right-of-use assets	253,228	260,331
Goodwill	155,783	155,783
Intangibles, net	128,988	133,111
Deferred tax assets, net	—	54,282
Other assets	8,852	9,030
Security deposits	2,254	2,097
Total assets	884,196	960,080

LIABILITIES, SERIES A PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,633	$30,883
Accrued payroll expenses	19,286	23,897
Accrued expenses	46,356	48,339
Current portion of operating lease liabilities	13,803	15,294
Deferred gift card revenue and other	6,819	6,540
Current portion of long-term debt	9,302	6,125
Other current liabilities	1,017	313
Total current liabilities	133,216	131,391

Long-term debt, net of current portion, unamortized discount and debt issuance costs	334,013	328,110
Operating lease liabilities, net of current portion	293,985	293,490
Other long-term liabilities	6,319	5,758
Deferred tax liabilities, net	5,187	—
Total liabilities	772,720	758,749

Commitments and contingencies (Note 17)

Series A preferred stock, $0.0001 par value, 160,000 shares authorized; 160,000 issued and outstanding at December 28, 2025 and December 31, 2024	191,303	158,085

Stockholders’ (deficit) equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 34,520,226 issued and 31,242,344 outstanding at December 28, 2025 and 33,994,140 shares issued and 31,037,843 outstanding at December 31, 2024	3	3
Preferred stock, other than Series A preferred stock, $0.0001 par value, 9,840,000 shares authorized; no shares issued and outstanding at December 28, 2025 and December 31, 2024, respectively	—	—
Treasury stock, at cost, 3,402,881 shares at December 28, 2025 and 3,019,654 shares at December 31, 2024	(19,308)	(18,202)
Additional paid-in capital	39,712	67,118
(Accumulated deficit) retained earnings	(93,216)	—
Accumulated other comprehensive loss	(3,029)	(3,028)
Total stockholders’ (deficit) equity	(75,838)	45,891
Noncontrolling interests	(3,989)	(2,645)
Total (deficit) equity	(79,827)	43,246
Total liabilities, Series A preferred stock and stockholders' (deficit) equity	$884,196	$960,080

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted Operating Income, Adjusted EBITDA, Restaurant Operating Profit and Restaurant EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three periods ended December 28, 2025	For the three months ended December 31, 2024	For the year ended December 28, 2025	For the year ended December 31, 2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$203,033	$217,799	$791,762	$658,915
Management, license, franchise and incentive fee revenue	3,981	4,081	13,960	14,429
GAAP revenues	$207,014	$221,880	$805,722	$673,344

Food and beverage sales from managed units (1)	33,371	35,448	128,308	127,924

Total food and beverage sales at owned and managed units	$236,404	$253,247	$920,070	$786,839

(1)Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly and annual Same Store Sales measure for 2025:

	2025 vs. 2024
	Q1	Q2	Q3	Q4	YTD
US STK Owned Restaurants	(2.3)%	(4.9)%	(6.2)%	(0.7)%	(3.4)%
US STK Managed Restaurants	(12.7)%	(9.5)%	(4.7)%	4.2%	(4.6)%
US STK Total Restaurants	(3.6)%	(6.0)%	(5.8)%	0.3%	(3.7)%
Benihana Owned Restaurants	0.7%	0.4%	(4.0)%	(0.4)%	(0.8)%
Grill Concepts Core Owned Restaurants	(13.3)%	(14.0)%	(10.8)%	(8.1)%	(11.6)%
Grill Concepts Non-Core Owned Restaurants	(15.1)%	(17.3)%	(18.0)%	(16.5)%	(16.5)%
Grill Concepts Total Owned Restaurants	(13.7)%	(14.6)%	(11.8)%	(9.4)%	(12.5)%
Combined Same Store Sales	(3.2)%	(4.1)%	(5.9)%	(1.8)%	(3.7)%

Adjusted Operating Income. We define Adjusted Operating Income as operating income (loss) before transition and integration expenses, loss on impairment of non-current assets, lease termination and exit expenses and transaction and exit costs. Not all the aforementioned items defining Adjusted Operating Income occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted Operating Income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

	For the three periods ended December 28, 2025	For the three months ended December 31, 2024	For the year ended December 28,	For the year ended December 31,
			2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating income	$4,483	$12,113	$8,001	$8,897
Transition and integration expenses	927	3,613	11,202	13,681
Loss on impairment of non-current assets	7,224	-	10,610	-
Lease termination and exit expenses	2,521	1,096	7,949	1,567
Transaction and exit costs	113	127	256	8,855
Adjusted Operating Income	$15,268	$16,949	$38,018	$33,000

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, stock-based compensation, transition and integration expenses, loss on impairment of non-current assets, lease termination and exit expenses, transaction and exit costs, loss on early debt extinguishment, non-cash rent and the Adjusted EBITDA attributable to the closed Grill Concepts restaurants. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net income (loss) to Adjusted EBITDA in this press release.

	For the three periods ended December 28,	For the three months ended December 31,	For the year ended December 28,	For the year ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss attributable to The ONE Group Hospitality, Inc.	$(6,372)	$1,617	$(92,241)	$(17,098)
Net loss attributable to noncontrolling interests	(6)	(140)	(1,344)	(829)
Net loss	(6,378)	1,477	(93,585)	(17,927)
Interest expense, net of interest income	10,302	10,487	40,902	31,109
Provision (benefit) for income taxes	559	149	60,684	(8,434)
Depreciation and amortization	10,963	11,395	43,192	34,096
EBITDA	15,446	23,508	51,193	38,844
Stock-based compensation	1,092	1,584	5,440	6,017
Transition and integration expenses	927	3,613	11,202	13,681
Loss on impairment of non-current assets	7,224	-	10,610	-
Lease termination and exit expenses (1)	2,521	1,096	7,949	1,567
Transaction and exit costs	113	127	256	8,855
Loss on early debt extinguishment	-	-	-	4,149
Non-cash rent (2)	286	339	(138)	1,334
Grill Concepts restaurants closed or to be closed (3)	645	697	2,163	1,434
Other (income) expenses	(271)	46	(418)	124
Adjusted EBITDA	27,983	31,010	88,257	76,005
Adjusted EBITDA attributable to noncontrolling interest	(93)	(29)	(644)	(416)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$28,076	$31,039	$88,901	$76,421

(1)	Lease termination and exit expenses are costs associated with locations closed or to be closed.
(2)	Non-cash rent expense is included in owned restaurant operating expenses, pre-opening expenses and general and administrative expense on the consolidated statements of operations.
(3)	Grill Concepts restaurants closed or to be closed are comprised of Grill Concepts restaurants closed prior to December 28, 2025 or to be closed in the first quarter of 2026.

On January 1, 2025, the Company transitioned from a calendar-based fiscal year to a 52/53-week fiscal year. Beginning in 2025, the Company’s fiscal year ended on the last Sunday in December. The Company’s fiscal year ending December 28, 2025 contained 362 days due to the transition. The following unaudited pro forma results of operations for December 28, 2025 have been adjusted to reflect a 364-day year (in thousands):

	For the three periods ended December 28,	For the year ended December 28,
	2025	2025
	(unaudited)	(unaudited)
Total revenues	$212,761	$814,188
Operating income	7,770	11,560
Loss before provision (benefit) for income taxes	(2,560)	(29,399)
Net loss attributable to The ONE Group Hospitality, Inc.	(2,800)	(88,251)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	31,396	92,538

The following table presents a reconciliation of Owned restaurant net revenue to Owned restaurant net revenue, excluding net revenue of Grill Concepts restaurants closed prior to December 28, 2025 or to be closed in the first quarter of 2026 for the periods indicated (in thousands):

	For the three periods ended December 28,	For the three months ended December 31,	For the year ended December 28,	For the year ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue	$203,033	$217,799	$791,762	$658,915
Grill Concepts restaurants closed or to be closed owned restaurant net revenue(1) (2)	(3,728)	(11,343)	(24,085)	(37,906)
Owned restaurant net revenue, excluding Grill Concepts restaurants closed or to be closed	199,305	206,456	767,677	621,009

(1)	Grill Concepts restaurants closed or to be closed owned restaurant net revenue for the three periods ending March 30, 2025, June 29,2025, September 28, 2025 were $8.5 million, $7.4 million and $4.5 million, respectively.
(2)	Grill Concepts restaurants closed or to be closed owned restaurant net revenue for the three months ending March 31, 2024, June 30,2024, September 30, 2024 were $6.4 million, $9.7 million and $10.5 million, respectively.

Restaurant Operating Profit and Restaurant EBITDA. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. We define Restaurant EBITDA as Restaurant Operating Profit minus non-cash rent.

We believe Restaurant Operating Profit and Restaurant EBITDA are an important component of financial results because: (i) they are widely used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit and Restaurant EBITDA as key metrics to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income to Restaurant Operating Profit and Restaurant EBITDA for the periods indicated (in thousands):

(1)
	For the three periods ended December 28,	For the three months ended December 31,	For the year ended December 28,	For the year ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating income as reported	$4,483	$12,113	$8,001	$8,897
Management, license, franchise and incentive fee revenue	(3,981)	(4,081)	(13,960)	(14,429)
General and administrative	14,513	13,252	52,540	44,234
Depreciation and amortization	10,963	11,395	43,192	34,096
Transition and integration expenses	927	3,613	11,202	13,681
Loss on impairment of non-current assets	7,224	-	10,610	-
Lease termination and exit expenses	2,521	1,096	7,949	1,567
Pre-opening expenses	1,783	1,961	5,741	9,509
Transaction and exit costs	113	127	256	8,855
Grill Concepts restaurants closed or to be closed(1)	653	592	1,973	1,107
Other (income) expenses	(271)	46	(418)	124
Restaurant Operating Profit	38,928	40,114	127,086	107,641
Restaurant Operating Profit as a percentage of owned restaurant net revenue, excluding Grill Concepts restaurants closed or to be closed	19.5%	19.4%	16.6%	17.3%
Non-Cash Rent	(220)	273	(644)	621
Restaurant EBITDA	38,708	40,387	126,442	108,262
Restaurant EBITDA as a percentage of owned restaurant net revenue, excluding Grill Concepts restaurants closed or to be closed(1)	19.4%	19.6%	16.5%	17.4%

(1)	Grill Concepts restaurants closed or to be closed are comprised of Grill Concepts restaurants closed prior to December 28, 2025 or to be closed in the first quarter of 2026.

Restaurant Operating Profit by brand is as follows (in thousands):

	For the three periods ended December 28,	For the three months ended December 31,	For the year ended December 28,	For the year ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
STK restaurant operating profit (Company owned)	$13,617	$11,337	$37,888	$38,106
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	23.0%	19.2%	17.9%	18.6%
Benihana restaurant operating profit (Company owned)(1)	$23,098	$24,858	$80,684	$58,133
Benihana restaurant operating profit (Company owned) as a percentage of Benihana revenue (Company owned)(1)	20.8%	21.6%	18.3%	19.6%
Core Grill Concepts restaurant operating profit(1)	$2,337	$3,096	$8,989	$10,390
Core Grill Concepts restaurant operating profit as a percentage of Core Grill Concepts revenue(1)	8.6%	10.5%	8.3%	9.3%
Non-core Grill Concepts restaurant operating profit excluding Grill Concepts restaurants closed or to be closed(1)	$(178)	$(87)	$(772)	$(192)
Non-core Grill Concepts restaurant operating profit as a percentage of Non-core Grill Concepts revenue, excluding Grill Concepts restaurants closed or to be closed(1) (2)	(13.9%)	(5.0%)	(14.6%)	(3.2%)

(1)	In 2024, Benihana and RA Sushi, which is within Grill Concepts, only includes the post-acquisition time period of May 1, 2024 through December 31, 2024 while 2025 includes the full year.
(2)	Grill Concepts restaurants closed or to be closed are comprised of Grill Concepts restaurants closed prior to December 28, 2025 or to be closed in the first quarter of 2026.

Restaurant EBITDA by brand is as follows (in thousands):

	For the three periods ended December 28,	For the three months ended December 31,	For the year ended December 28,	For the year ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
STK restaurant EBITDA (Company owned)	$13,235	$11,000	$36,868	$36,892
STK restaurant EBITDA (Company owned) as a percentage of STK revenue (Company owned)	22.3%	18.6%	17.5%	18.0%
Benihana restaurant EBITDA (Company owned)(1)	$23,522	$25,401	$82,365	$59,608
Benihana restaurant EBITDA (Company owned) as a percentage of Benihana revenue (Company owned)(1)	21.1%	22.0%	18.6%	20.1%
Core Grill Concepts restaurant EBITDA(1)	$2,035	$3,096	$7,524	$10,589
Core Grill Concepts restaurant EBITDA as a percentage of Core Grill Concepts revenue(1)	7.5%	10.5%	6.9%	9.5%
Non-core Grill Concepts restaurant EBITDA excluding Grill Concepts restaurants closed or to be closed(1)	$(139)	$(339)	$(613)	$(325)
Non-core Grill Concepts restaurant EBITDA as a percentage of Non-core Grill Concepts revenue, excluding Grill Concepts restaurants closed or to be closed(1)	(10.8%)	(19.5%)	(11.6%)	(5.4%)

(1)	In 2024, Benihana and RA Sushi, which is within Grill Concepts, only includes the post-acquisition time period of May 1, 2024 through December 31, 2024 while 2025 includes the full year.